SIXTH AMENDMENT TO CREDIT AGREEMENT

     This Sixth Amendment to Credit Agreement ("Sixth Amendment") is entered into this 28th day of February, 1997 by and between LONGVIEW FIBRE COMPANY as "Borrower," BANK OF AMERICA NATIONAL TRUST AND SAVINGS BANK doing business as SEAFIRST BANK, as agent for the Banks ("Agent"), and the banks listed on the signature pages hereof as "Banks" and amends that certain Credit Agreement dated as of February 26, 1993, as previously amended by amendments dated August 31, 1993, January 28, 1994, September 30, 1994, February 28, 1995, and February 28, 1996, respectively (as so amended, the "Agreement").

                                  Recitals

     A. The Borrower has requested a one year extension of the Termination Date and an increase of its commitment to $200 Million. The Banks are willing to grant such extension subject to the terms and conditions of this Sixth Amendment.

     B. On or about April 1, 1996 Seattle-First National Bank changed its name to Bank of America NW, N.A. and on January 1, 1997 Bank of America NW, N.A. was merged into Bank of America National Trust & Savings Association and continues to do business as Seafirst Bank.

     NOW, THEREFORE, the parties hereto agree as follows:

                                 Agreement

     1. Defined Terms. All capitalized terms used in this Sixth Amendment shall have the same meaning as defined in the Agreement, except as may be otherwise provided in this Sixth Amendment, including, specifically, the following defined terms, "Commitment", "Prime Rate", and "Termination Date" the definition for which as set forth in Section 1.1 of the Agreement are hereby deleted and replaced with the following:

     "Commitment" means, from and after the effective date of this Sixth Amendment, with respect to each Bank, the amount set forth opposite the name of such Bank on the signature pages of this Sixth Amendment.

     "Prime Rate" shall mean the rate of interest publicly announced from time to time by Agent in San Francisco, California, as its "Reference Rate." The Reference Rate is set based on various factors, including Agent's costs and desired return, general economic conditions, and other factors, and is used as a reference point for pricing some loans. Agent may price loans to its customers at, above, or below the Reference Rate. Any change in the Reference Rate shall take effect at the opening of business on the day specified in the public announcement of a change in the Reference Rate.

      "Termination Date" means February 28, 1999 (or February 28 of such subsequent year to which the Termination Date may have been extended in accordance with Section 2.17 of the Agreement) or, if such day is not a Euro-Dollar Business Day, the next preceding Euro-Dollar Business Day.

     2. Termination Date Extension. The first sentence of Section 2.17 is amended to read as follows:

      Section 2.17 Termination Date Extension. If the Borrower shall give to the Agent written notice during December 1997 (or, if so extended pursuant to this Section 2.17, the December of that subsequent year occurring fourteen months prior to the then-current Termination Date) of the Borrower's desire to extend the Termination Date) of the Borrower's desire to extend the Termination Date for one additional year then such Termination Date shall be so extended if each Bank by February 28, 1998 (or February 28 of such subsequent year which is one year prior to the then-current Termination Date) shall have provided its written consent to such extension and the Borrower shall have paid such appropriate fees and expenses as may be required by the Banks.

      3. Effective Date. This Sixth Amendment shall be effective on February 28, 1997 (the "Effective Date") subject to the condition precedent that on or prior to said date, each of the following events have occurred:

	      a. This Sixth Amendment shall have been fully executed in one or more counterparts by the Borrower, Agent and Banks and delivered to the Agent;

            b. All fees and other amounts due and payable on or before the Effective Date shall have been paid in full;

            c. No Event of Default or Default shall have occurred and be continuing; and

            d. Agent shall have received a copy of a Board resolution in form and substance satisfactory to Agent authorizing the Borrower's execution, delivery and performance of this Sixth Amendment.

      4. Representations and Warranties. Borrower hereby represents and warrants as follows:

            a. This Sixth Amendment and the Agreement, as hereby amended, each constitutes the valid and binding obligation of the Borrower enforceable in accordance with its terms, having been duly authorized by all necessary corporate action, having received all necessary governmental approvals, and not being in contravention of any law, any provision of the Articles of Incorporation or Bylaws of the Borrower or of any contract binding upon the Borrower.

           b. Each of the matters set forth in Article 4 of the Agreement is true and correct in each case as if made on the Effective Date of this Sixth Amendment and no Event of Default or Default shall have occurred and be continuing or will have occurred as a result of the execution and performance of this Sixth Amendment.

      5. Other Terms. Except as specifically amended by this Sixth Amendment, all other terms, conditions, and definitions of the Agreement and the other Loan Documents shall remain in full force and effect, and are ratified by each of the undersigned.

      6. Counterparts. This Sixth Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures to such counterparts were upon the same instrument.

      Dated and effective as of the 28th day of February, 1997.


Borrower						Agent

LONGVIEW FIBRE COMPANY				SEAFIRST BANK

\s\ L. J. Holbrook				\s\ Dora A. Brown
By:  L. J. Holbrook				By:  Dora A. Brown
Title: Sr. Vice President-Finance		Title: Asst. Vice President

							\s\ Ronald R. Parsons
							By: Ronald R. Parsons
							Title: Vice President

										Percentage of
BANKS:					Commitment			Commitment

BANK OF AMERICA NATIONAL      $80.0 Million   40.00%
TRUST & SAVINGS ASSOCIATION

\s\ Robert M. Ingram    (Seafirst $55.0 Million)   (27.5%)
By:  Robert M. Ingram
Title: Vice President

\s\ Michael Balok   (San Francisco $25.0 Million)  (12.5%)
By:  Michael Balok
Title: Managing Director

ABN AMRO BANK, N.V.           $30.0 Million   15.00%

\s\ James J. Rice
By: James J. Rice
Title: Vice President

\s\ Leif H. Olsson
By: Leif H. Olsson
Title: Group Vice President

THE BANK OF NOVA SCOTIA       $30.0 Million   15.00%

\s\ Sharon Bishop
By: Sharon Bishop
Title: Officer

UNITED STATES NATIONAL BANK   $30.0 Million   15.00%
OF OREGON

\s\ Janice T. Thede
By: Janice T. Thede
Title: Vice President

UNION BANK OF SWITZERLAND     $30.0 Million   15.00%
Los Angeles Branch

\s\ Dieter Hoeppli
By: Dieter Hoeppli
Title: Vice President

\s\ Samuel Azizo
By: Samuel Azizo
Title: Vice President
Total Commitment             $200.0 Million     100%

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